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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

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                        Date of Report: January 27, 1998

                                    TTR INC.
             (Exact name of registrant as specified in its charter)

       Delaware                        0-22055               11-3223672
 (State or Other Jurisdiction       (Commission File       (IRS Employer
  of Incorporation)                     Number)          Identification No.)

                       1841 Broadway, New York, NY 10023
                    (Address of Principal Executive Offices)

                                  212-333-3355
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

     TTR Inc., a Delaware Company (hereinafter, "TTR" or the "Company"), TTR Technologies Ltd., its wholly-owned Israeli subsidiary (hereinafter "TTR-Israel") and Henry Israel, a former consultant to the Company (hereinafter, "Mr. Israel"), entered, on May 6, 1997, into an agreement settling certain outstanding disputes among the parties (the "Settlement Agreement"). Under the Settlement Agreement, the Company, inter-alia, issued to Mr. Israel 15,000 shares of the Company's Common Stock (hereinafter, the "Shares"), and guaranteed, under certain delineated circumstances, a gross sale price in an ordinary brokerage transaction in the over-the-counter market of $15.50 per Share; provided, that, the Company's obligation terminates if at any time after the registration of the Shares under the Securities Act of 133, as amended, the sale price at which the Company's publicly traded stock averages in excess of $15.50 per share for a consecutive 2 trading day period. The Shares were registered as of July 10, 1997.

     Pursuant to an understanding between the Company and Mr. Israel, Mr. Israel sold the Shares at an aggregate total price of $77,156.25 (or an approximate average per Share price of $5.14). Under the terms of the Settlement Agreement, the Company is obligated to remit to Mr. Israel upon request an aggregate approximate amount of $155,344, which is the difference between $232,500
($15.50 per Share x 15,000 Shares) and $77,156, and an additional $2,000 in respect of related costs, for an aggregate total of $157,344. The Company and Mr. Israel have, however, reached an agreement relating to the payment of this sum (hereinafter, the "Deferred Payment Agreement") whereby the Company has paid to Mr. Israel $57,344 upon signing, with the remaining balance of $100,000 to be paid by June 15, 1998, together with an agreed upon additional amount of $5,000 in consideration of Mr. Israel's consent to the postponement of the deferred amount. The deferred amount of $105,000 has been secured by a Bank Guarantee issued by First International Bank, a bank chartered under the laws of Israel. Under the Deferred Payment Agreement, the Bank Guarantees remain in effect until June 30, 1998, and upon payment of the deferred amount by June 15, 1998, the Bank Guarantees are to be returned to the Company.

     Management believes that the Deferred Payment Agreement deferring the payment of a part of the Company's obligations under the Settlement Agreement minimizes the cash flow consequences that these obligation would have otherwise resulted in.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 1998              TTR INC.

                                     By: /s/ Mark D. Tokayer

                                     Mark D. Tokayer
                                     President & Chairman